Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
The Mosaic Company:

We consent to the incorporation by reference in the registration statements (Nos. 333-175087 and 333-177251) on Form S-3 and registration statements (Nos. 333‑120501, 333-120503, 333-120878, 333-142268, and 333-198332) on Form S-8 of The Mosaic Company of our report dated February 19, 2016, with respect to the consolidated balance sheets of The Mosaic Company as of December 31, 2015 and 2014, and the related consolidated statements of earnings, comprehensive income, cash flows, and equity for each of the years in the two-year period ended December 31, 2015, the seven-month period ended December 31, 2013, and the fiscal year ended May 31, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2015, which report appears in the December 31, 2015 annual report on Form 10‑K of The Mosaic Company.

/s/ KPMG LLP
Minneapolis, Minnesota
February 19, 2015